As filed with the U.S. Securities and Exchange Commission on May 27, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Viking Holdings Ltd

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

94 Pitts Bay Road

Pembroke, Bermuda HM 08

Tel: (441) 478-2244

(Address and telephone number of Registrant’s principal executive offices)

Leah Talactac

President and Chief Financial Officer

5700 Canoga Avenue

Woodland Hills, CA 91367

Tel: (818) 227-1234

(Name, address and telephone number of agent for service)

Brett Nadritch Iliana Ongun Jonathon Jackson Milbank LLP 55 Hudson Yards New York, NY 10001-2163 Tel: (212) 530-500	Christopher D. Lueking Scott W. Westhoff Jonathan E. Sarna Latham & Watkins LLP 330 N. Wabash Avenue, Suite 2800 Chicago, IL 60611 Tel: (312) 876-7700

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Viking Holdings Ltd

Ordinary Shares

We may use this prospectus to offer ordinary shares from time to time in one or more offerings. In addition, the selling shareholders named in one or more prospectus supplements may sell ordinary shares from time to time. We will not receive any proceeds from the sale of ordinary shares by any selling shareholder.

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “VIK.”

You should read this prospectus and any accompanying prospectus supplement as well as the documents incorporated by reference into this prospectus and any accompanying prospectus supplement carefully before you invest. We or any selling shareholder may sell ordinary shares in the same offering or in separate offerings, and to or through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of ordinary shares, any applicable commissions or discounts payable to them and any options to purchase additional ordinary shares held by them, and the specific terms of the plan of distribution will be set forth in the accompanying prospectus supplement. For general information about the distribution of ordinary shares offered, see “Plan of Distribution.”

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are a “foreign private issuer” under applicable SEC rules and are eligible for reduced public company disclosure requirements.

This prospectus may not be used to consummate sales of ordinary shares unless accompanied by a prospectus supplement.

The date of this prospectus is May 27, 2025.

PLAN OF DISTRIBUTION	24
EXPENSES OF THIS OFFERING	28
LEGAL MATTERS	29
EXPERTS	29
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES	30
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	31

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this automatic shelf registration statement, we or any selling shareholder may offer, at any time and from time to time, in one or more offerings, ordinary shares in amounts, at prices and on other terms to be determined at the time of the offering.

This prospectus is not complete and does not contain all of the information that you should consider before making an investment in our ordinary shares. This prospectus provides you with a general description of our ordinary shares that we or any selling shareholder may offer. To the extent required by applicable law, each time we or any selling shareholder offers ordinary shares, we or any selling shareholder will provide you with this prospectus and an accompanying prospectus supplement that will contain more information about the specific terms of the offering. A supplement to this prospectus or a free writing prospectus may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, any accompanying prospectus supplement, if any, and any related free writing prospectus, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under “Where You Can Find More Information; Incorporation of Certain Documents by Reference” before making an investment decision. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part.

The information contained in this prospectus, any accompanying prospectus supplement or free writing prospectus or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or free writing prospectus, the documents incorporated by reference in this prospectus or the sale of any ordinary shares. Our business, financial condition and results of operations may have changed since those dates.

Neither we nor any selling shareholder have authorized anyone to provide you with any information or make any representation other than the information contained in this prospectus, any accompanying prospectus supplement or any document incorporated by reference in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any selling shareholder, underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the ordinary shares described in this prospectus or an offer to sell or the solicitation of an offer to buy such ordinary shares in any circumstances or any jurisdiction in which such offer or solicitation is unlawful. No offer of the ordinary shares will be made in any jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares described herein and the distribution of this prospectus outside the United States. See “Plan of Distribution.”

As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our business,” the “Company,” “Viking” and similar references refer to Viking Holdings Ltd and, where appropriate, its consolidated subsidiaries.

EXCHANGE CONTROL

Consent under the Exchange Control Act 1972 (and its related regulations) has been received. We have received consent under the Exchange Control Act 1972 (and its related regulations) from the Bermuda Monetary Authority for the issue and transfer of our securities to and between non-residents of Bermuda for exchange control purposes provided our ordinary shares remain listed on an appointed stock exchange, which includes the NYSE.

Pursuant to section 26 of the Companies Act 1981 of Bermuda (the “Companies Act”), there is no requirement for us to comply with Part III—Prospectuses and Public Offers of the Companies Act or to file this prospectus with the Registrar of Companies in Bermuda. Neither the Bermuda Monetary Authority, the Registrar of Companies of Bermuda nor any other relevant Bermuda authority or government body accept any responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

OUR COMPANY

Overview

Viking was founded in 1997 with four river vessels and a simple vision that travel could be more destination-focused and culturally immersive. Today, we have grown into one of the world’s leading travel companies, with a fleet of small, state-of-the-art ships, which we view as floating hotels. From our iconic journeys on the world’s great rivers, including our new Mississippi River itineraries, to our ocean voyages around the globe and our extraordinary expeditions to the ends of the earth, we offer meaningful travel experiences on all seven continents in all three categories of the cruise industry—river, ocean and expedition cruising.

We launched Viking River in 1997. Seeing unaddressed demand for a destination-focused product in the ocean cruise market, we launched Viking Ocean in 2015, which has since become our fastest growing segment. Looking beyond our primary source markets, we launched China Outbound for the Mandarin-speaking market in 2016. In 2022, our 25th year in business, we further expanded our platform with Viking Expedition and Viking Mississippi. Each new product creates additional travel opportunities for past guests and broadens our platform to attract new guests.

Corporate Information

Viking Holdings Ltd is incorporated in Bermuda as an exempted company. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, and our principal executive offices are located at 94 Pitts Bay Road, Pembroke, Bermuda HM 08. Our telephone number is (441) 478-2244. We maintain the following website: www.viking.com. Our website provides information about our ships, itineraries and bookings. However, information contained on our website is not incorporated by reference in or otherwise a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before deciding to invest in our ordinary shares, you should carefully consider the risks and uncertainties described under the section titled “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2024 (the “2024 Annual Report”) incorporated by reference herein, and in other reports subsequently furnished or filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference herein, as well as any risk factors and other information contained in any accompanying prospectus supplement, free writing prospectus or in any other documents that are incorporated by reference therein that we may file in connection with any offering. If those risks actually occur, our business, financial condition, cash flows and results of operations could be negatively impacted. In such a case, the trading price of our ordinary shares would likely decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also adversely affect our business, financial condition, cash flows and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements,” as that term is defined in the U.S. federal securities laws. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters. In some cases, we have identified forward-looking statements by using words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict or which are beyond our control, including, but not limited to, the risks and uncertainties described in “Item 3.D. Key Information—Risk Factors” in the 2024 Annual Report. Our actual results may differ materially from those contained in or implied by any forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Accordingly, you should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of ordinary shares offered by us as set forth in any accompanying prospectus supplement or free writing prospectus.

We will not receive any proceeds from sales of ordinary shares by any selling shareholder.

DIVIDEND POLICY

We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our share capital will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant. See “Description of Share Capital—Shares—Dividends” on page 11 of this prospectus.

SELLING SHAREHOLDERS

If applicable, the identities of any selling shareholder, the beneficial ownership of our ordinary shares by any selling shareholder, the number of ordinary shares to be offered by any selling shareholder and the percentage to be owned by any selling shareholder after completion of the applicable offering will be set forth in a prospectus supplement to this prospectus subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

The following is a description of our share capital and the material terms of our Bye-laws and Memorandum of Association (as amended, our “bye-laws” and “memorandum of association”, respectively). The following description may not contain all of the information that is important to you, and we therefore refer you to our memorandum of association and our bye-laws, which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. You are encouraged to read the applicable provisions of the Companies Act 1981 of Bermuda (the “Companies Act”), our bye-laws and our memorandum of association in their entirety for a complete description of the rights and preferences of our securities.

General

We are a Bermuda exempted company with limited liability. Our affairs are governed by our memorandum of association, our bye-laws and Bermuda law. The objects of our business are unrestricted, and the company has the capacity of a natural person.

Shares

General

Our authorized share capital consists of 1,329,120,000 ordinary shares, par value $0.01 per share (the “ordinary shares”), and 156,000,000 special shares, par value $0.01 per share (the “special shares”).

Holders of our ordinary shares and special shares have identical rights other than with respect to voting, conversion and transfer rights. Holders of our ordinary shares and special shares do not have preemptive, subscription, redemption or sinking fund rights pursuant to our bye-laws or under Bermuda Law. Additionally, there is no provision of our bye-laws discriminating against any existing or prospective holder of our ordinary shares or our special shares as a result of such shareholder owning a substantial number of such class of shares or requiring holders of our ordinary shares or our special shares to contribute additional capital.

All issued and outstanding shares are validly issued, fully paid and non-assessable. A register of holders of our ordinary shares and our special shares are maintained by Conyers Corporate Services (Bermuda) Limited in Bermuda, and a branch register is maintained in the United States by Equiniti Trust Company, LLC, who serves as branch registrar and transfer agent.

Our board of directors may issue any of our authorized but unissued shares without further shareholder action, unless shareholder action is required by our bye-laws, Bermuda law or the NYSE rules. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares. Only our ordinary shares will be listed for trading on the NYSE.

Voting Rights

Each ordinary share is entitled to one vote, and each special share is entitled to 10 votes, on all matters upon which the shares are entitled to vote. The holders of our ordinary shares and special shares will generally vote together as a single class on all matters submitted to a vote of our shareholders (including the election of directors) unless otherwise required by Bermuda law or our bye-laws.

Conversion

Each special share will be convertible into one ordinary share at any time at the option of the holder. In addition, each special share will convert automatically into one ordinary share upon any transfer, whether or not for value, except for transfers to permitted transferees as described in our bye-laws, including transfers to family members, certain trusts for estate planning purposes and entities under common control with such transferee.

All of the issued and outstanding special shares will convert automatically into ordinary shares upon the first date on which the aggregate number of issued and outstanding special shares ceases to represent at least 10% of the aggregate number of then issued and outstanding ordinary shares and special shares. Once converted into ordinary shares, special shares will be cancelled and will not be reissued.

Transfer of Shares

Our shares may be freely transferred under our bye-laws, unless the transfer is restricted or prohibited by another instrument or applicable law.

Each special share will convert automatically into one ordinary share upon sale or transfer (other than transfers to certain permitted transferees).

Dividends

The holders of our ordinary shares and our special shares will be entitled to such dividends as may be declared by our board of directors, subject to the Companies Act and our bye-laws. Dividends and other distributions on issued and outstanding shares may be paid out of our funds lawfully available for such purpose, subject to any preferential dividend rights of any outstanding preference shares. Any dividends we declare will be distributed such that a holder of one ordinary share will receive the same amount of dividends that are received by a holder of one special share. We will not declare any dividend with respect to our ordinary shares without declaring a dividend on our special shares, and vice versa.

Under Bermuda law, we may not declare or pay any dividends if there are reasonable grounds for believing that (1) we are, or after the payment of such dividends would be, unable to pay our liabilities as they become due or (2) the realizable value of our assets would thereby be less than our liabilities. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our ordinary shares and special shares.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of our ordinary shares and special shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any preferential dividend rights of any outstanding preference shares.

Variation of Rights

As a matter of Bermuda law, the holders of one class of shares may not vary the voting rights of such class of shares relative to another class of shares, without the approval of the holders of each other class of our shares then in issue. As such, if at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may whether or not we are being wound-up, be varied with (1) the consent in writing of the holders of three-fourths of the issued shares of that class or (2) with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum of at least two persons holding or representing by proxy at least one-third of the total voting rights of all issued and outstanding shares of that class is present. The rights conferred upon the holders of the shares of any class issued with preferred or other rights may not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Election and Removal of Directors

Our bye-laws provide that our board of directors will consist of eight directors and thereafter not more than the number of directors fixed by our board of directors from time to time. Our board of directors currently consists of eight directors. Our Investor Rights Agreement, a copy of which is set forth as an exhibit to the 2024 Annual Report (our “Investor Rights Agreement”), includes provisions granting certain shareholders the right to consent to any increase or decrease in the number of directors, subject to the maintenance of specified ownership requirements, as more fully described therein.

Except in the case of a casual vacancy, directors are elected or appointed to our board of directors at our annual general meeting or at any special general meeting called for that purpose. At any general meeting, the shareholders may authorize our board of directors to fill any casual vacancy left unfilled at a general meeting. Our Investor Rights Agreement includes provisions granting certain shareholder board nomination rights, subject to the maintenance of specified ownership requirements, as more fully described therein.

Our bye-laws provide that the shareholders entitled to vote for the election of directors may, at any special general meeting convened and held in accordance with our bye-laws, remove a director provided that the notice of any such meeting convened for the purpose of removing a director must contain a statement of the intention so to do and be served on such director not less than 14 days before the meeting and at such meeting the director is entitled to be heard on the motion for such director’s removal.

Proceedings of Board of Directors

Our bye-laws provide that our business is to be managed and conducted by our board of directors. The quorum necessary for the transaction of business at a meeting of our board of directors is a majority of the total number of directors. Our board of directors may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of our board of directors will be carried by the affirmative votes of a majority of the votes cast. In the event of an equality of votes for any resolution or matter put to a vote at a meeting of our board of directors, the chairperson will have a second or casting vote. Bermuda law permits individual and corporate directors and there is no requirement in our bye-laws or Bermuda law that directors hold any of our shares.

Our bye-laws provide that the remuneration of our directors is determined by our board of directors, and there is no requirement that a specified number or percentage of “independent” directors must approve any such determination. Our directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.

Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested and be counted in the quorum of the relevant meeting.

Indemnity of Directors and Officers

Our bye-laws provide that our directors, alternate directors, resident representative, chairperson, chief executive officer, secretary and other officers, and the liquidator or trustees (if any) acting in relation to any of our affairs, and their heirs, executors and administrators, will be indemnified and secured harmless out of our assets from and against any and all judgments, fines, penalties, excise taxes, amounts paid in settlement, and all direct and indirect costs and expenses (including, without limitation, attorneys’ fees and disbursements, experts’ fees, court costs, retainers, appeal bond premiums, arbitration costs, arbitrators’ fees, transcript fees and duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) (“losses”) actually and reasonably incurred by or on behalf of such indemnified party in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such indemnified party is or is threatened to be made a party, arising out of, relating to, or resulting from the fact that the indemnified party is or was our director, officer, employee, agent or fiduciary, or is or was a director, officer, employee, agent or fiduciary serving at our request as a director, officer, employee, manager, member, partner, tax matters partner or partnership representative, trustee, agent or fiduciary, or similar capacity, of any of our subsidiaries or another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of any act or omission by the indemnified party in any such capacity; provided that this indemnity will not extend to any indemnified party for any losses to the extent such losses (a) arise directly out of the fraud or dishonesty of such indemnified party or (b) are incurred in connection with any action, suit or proceeding initiated by such indemnified party, except to the extent that the indemnified party’s initiation of such action, suit or proceeding has been authorized by our board of directors or is brought to enforce such indemnified party’s rights to indemnification or advancement of expenses hereunder.

Subject to Section 14 of the Securities Act and Section 29(a) of the Exchange Act, which render void any purported waiver of the provisions of the Securities Act and the Exchange Act, respectively, our bye-laws provide that our shareholders waive all claims or rights of action that they might have, individually or in our right, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty. Such waiver would not be effective as a waiver of the right to sue for violations of the Securities Act or the Exchange Act, the waiver of which would be prohibited by Section 14 of the Securities Act and Section 29(a) of the Exchange Act, respectively; and we do not intend this waiver be effective as a waiver of the right to sue for violations of the Securities Act or the Exchange Act.

Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exclusive Forum

Our bye-laws expressly state that unless we consent in writing, the courts of Bermuda will be the sole and exclusive forum for (a) any action brought by or on behalf of us in relation to matters governed by the Companies Act or our bye-laws, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers to us or any of our shareholders and (c) any action asserting a claim against us or any director or officer arising under the laws of Bermuda or our bye-laws. In addition, our bye-laws expressly state that unless we consent in writing, the sole and exclusive forum for any action asserting claims under the Securities Act or the Exchange Act, to the extent permitted by applicable law, shall be the United States federal district courts.

Meetings of Shareholders

Under Bermuda law, a company is required to convene an annual general meeting each calendar year. However, the shareholders may by resolution waive this requirement, either for a specific year or period of time, or indefinitely. When the requirement has been so waived, any shareholder may, on notice to the company, terminate the waiver, in which case an annual general meeting must be called.

Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five business days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting.

Under our bye-laws, at least ten days’ notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to attend and vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (1) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (2) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in par value of the shares entitled to vote at such meeting.

At any general meeting, the quorum required for the transaction of business is two or more shareholders present in person or by proxy who hold or represent between them a majority of the total voting rights of all issued and outstanding shares.

To be passed at a general meeting, a resolution requires the affirmative vote of at least a majority of the votes cast at such meeting, except that a resolution to approve an amalgamation or merger which the Companies Act requires to be approved by the shareholders requires the affirmative vote of not less than 75% of the votes entitled to be cast at the relevant general meeting and the quorum necessary for such meeting is two persons at least holding or representing by proxy more than one-third of our issued shares.

Subject to the Companies Act, at any general meeting a resolution put to the vote of the meeting will be voted upon in such manner as the chairperson of the meeting decides. The chairperson of the meeting will direct the manner in which the shareholders participating in such meeting may cast their votes. A poll may be demanded by (1) the chairperson of the meeting; (2) at least three shareholders present or voting by proxy; or (3) one or more shareholders present in person or by proxy hold or represent not less than one-tenth of the total voting rights of all issued and outstanding shares or not less than one-tenth of the aggregate sum paid up on all issued and outstanding special and ordinary shares and any other shares having the right to attend and vote.

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of our ordinary or special shares.

Consent under the Exchange Control Act 1972 (and its related regulations) has been received from the Bermuda Monetary Authority for the issue and transfer of our ordinary shares to and between non-residents of Bermuda for exchange control purposes provided our ordinary shares remain listed on an appointed stock exchange, which includes the NYSE. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority will not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of our ordinary or special shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

Comparison of Bermuda Corporate Law and Delaware Corporate Law

You should be aware that the Companies Act, which applies to us, differs in certain material respects from the General Corporation Law of the State of Delaware (“DGCL”) which is applicable to Delaware corporations. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) and Bermuda common law applicable to us that differ in certain material respects from provisions of the DGCL and Delaware common law applicable to Delaware corporations. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and you or all aspects of Delaware law that may differ from Bermuda law.

Duties of Directors

Our bye-laws provide that our business is to be managed and conducted by our board of directors. Under Bermuda common law, members of the board of directors of a Bermuda company owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

In addition to the duties above, the Companies Act imposes a duty on directors and officers of a Bermuda company to act honestly and in good faith with a view to the best interests of the company, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, the Companies Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company. Directors and officers generally owe fiduciary duties to the company and not to the company’s individual shareholders. Accordingly, our shareholders may not have a direct cause of action against our directors, except in respect of any fraud or dishonesty of such director.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In carrying out their managerial role, directors are charged with the fiduciary duties of care and loyalty to the corporation and its stockholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise a duty of oversight, which requires directors to attempt in good faith to assure that the corporation implements adequate reporting and information systems and controls. The duty of loyalty requires that directors act in good faith and in the best interests of the corporation and its stockholders, without self-interest and without being influenced by any conflicting interests.

Delaware law provides that, in most instances, a party challenging the propriety of a decision of a board of directors bears the burden of rebutting the presumption, afforded to directors by the “business judgment rule,” that, in making a business decision, directors acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation and its stockholders. Unless the presumption is rebutted, a board of directors’ decision will be upheld unless the directors were grossly negligent in connection with reaching such decision or if the matter approved by the board of directors constitute a waste of corporate assets. If the presumption is not rebutted, the business judgment rule attaches in most instances to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in certain situations, including in connection with self-interested or related party transactions, when the board of directors takes certain defensive actions and in connection with a sale of control of the corporation.

Interested Directors

Bermuda law and our bye-laws provide that if a director has a direct or indirect interest in a material contract or proposed material contract with us or any of our subsidiaries or has a material interest in any person that is a party to such a contract, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the directors. Our bye-laws provide that, after a director has made such a declaration of interest, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairperson of the relevant board of directors meeting.

Under Delaware law, a transaction in which a director has a direct or indirect financial or other interest is not void or voidable if (1) the material facts as to such interested director’s relationship or interest in such transaction are disclosed or are known to the board of directors (or the board committee acting upon such transaction) and the board of directors (or such committee) in good faith authorizes the transaction by the affirmative vote of a majority of disinterested directors serving on the board of directors (or such board committee, if applicable), (2) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the stockholders or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a board committee or stockholders, as applicable.

Voting Rights and Quorum Requirements

Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Under our bye-laws, two or more shareholders present in person or by proxy who hold or represent between them a majority of the total voting rights of all issued and outstanding shares is a quorum for the transaction of business. To be passed at a general meeting, a resolution requires the affirmative vote of at least a majority of the votes cast at such meeting, except that a resolution to approve an amalgamation or merger which the Companies Act requires to be approved by the shareholders requires the affirmative vote of not less than 75% of the votes entitled to be cast at the relevant general meeting and the quorum necessary for such meeting is two persons at least holding or representing by proxy more than one-third of our issued shares.

Any individual who is our shareholder and who is present at a meeting and entitled to vote at such meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in the bye-laws or such other form as our board of directors may determine. Under our bye-laws, each holder of ordinary shares is entitled to one vote per ordinary share held and each holder of special shares is entitled to 10 votes per special share held.

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder. The DGCL provides that, unless otherwise provided in a corporation’s certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders (but in no event may the certificate of incorporate provide for a quorum of less than one-third of the shares entitled to vote at such meeting). In matters other than the election of directors, subject to certain exceptions (including mergers and amendments to the certificate of incorporation), the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at a stockholders’ meeting at which a quorum is present is required for stockholder approval of any action, unless a higher percentage is required by the corporation’s certificate of incorporation. Stockholders may also approve any matter that may be taken by them at an annual or special meeting by written consent in lieu of a meeting, unless the certificate of incorporation denies stockholders the right to act by consent. Approval of any matter by consent of stockholders requires delivery of written or electronic consents executed by holders of shares of outstanding stock having not less than the minimum votes as would be required to approve such matter at a meeting at which all shares are present and voted. In addition, the affirmative vote of a plurality of shares entitled to vote at a meeting in which quorum is present is required for the election of directors, and the affirmative vote of a majority of all outstanding shares entitled to vote is required to approve certain matters (such as mergers and amendments to the certificate of incorporation).

Dividend Rights

Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that: (1) the company is, or after the payment of such dividends would be, unable to pay its liabilities as they become due, or (2) the realizable value of its assets would thereby be less than its liabilities. Under our bye-laws, each ordinary share and special share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend rights of any preference shares. See “—Shares—Dividends” above.

Under the DGCL, subject to any restrictions contained in the corporation’s certificate of incorporation, a corporation may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of such dividend, the total capital of the corporation is less than the aggregate capital represented by the outstanding shares of all classes of stock having a preference upon the distribution of assets.

Shareholder Approval of Amalgamations and Mergers

The amalgamation or merger of a Bermuda company with another company or corporation requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Our bye-laws provide that any amalgamation or merger which the Companies Act requires to be approved by the shareholders must be approved by the affirmative vote of not less than 75% of the votes entitled to be cast at the relevant general meeting and the quorum necessary for such meeting is two persons at least holding or representing by proxy more than one-third of our issued shares.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Under the DGCL, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon. Under the DGCL, a dissenting stockholder of a corporation may, under certain circumstances and subject to certain conditions, be entitled to appraisal rights in connection with a merger or certain other extraordinary transactions, pursuant to which such stockholder will have the right to receive an amount in cash equal to the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the merger or other transaction.

Compulsory Acquisition of Shares Held by Minority Holders

An acquiring party is generally able to acquire compulsorily the shares of minority holders of a Bermuda company in the following ways:

•

By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of shares, representing in the aggregate a majority in number and at least 75% of the shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of shares could be compelled to sell their shares under the terms of the scheme of arrangement.

•

If the acquiring party is a company it may compulsorily acquire all the shares of the target company, by acquiring pursuant to a tender offer 90% of the shares or of a class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

•

Where the acquiring party or parties hold not less than 95% of the shares or of a class of shares of the company, such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

The DGCL provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with or into any subsidiary if the parent corporation owns at least 90% of the outstanding shares of each class of the subsidiary’s capital stock. In connection with such a merger, dissenting stockholders of the subsidiary are entitled to appraisal rights under certain circumstances and subject to certain conditions.

Shareholders’ Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts would, however, permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Subject to Section 14 of the Securities Act and Section 29(a) of the Exchange Act, which render void any purported waiver of the provisions of the Securities Act and the Exchange Act, respectively, our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, provided that pursuant to Section 98 of the Companies Act such waiver would not be effective to the extent the act or failure to act involves fraud or dishonesty. This waiver would not be effective as a waiver of the right to sue for violations of the Securities Act or the Exchange Act, the waiver of which would be prohibited by Section 14 of the Securities Act and Section 29(a) of the Exchange Act, respectively; and we do not intend this waiver be effective as a waiver of the right to sue for violations of the Securities Act or the Exchange Act.

Our bye-laws expressly state that unless we consent in writing, the courts of Bermuda will be the sole and exclusive forum for (a) any action brought by or on behalf of us in relation to matters governed by the Companies Act or our bye-laws, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers to us or any of our shareholders and (c) any action asserting a claim against us or any director or officer arising under the laws of Bermuda or our bye-laws. In addition, our bye-laws expressly state that unless we consent in writing, the sole and exclusive forum for any action asserting claims under the Securities Act or the Exchange Act, to the extent permitted by applicable law, shall be the United States federal district courts.

In contrast, class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty. In the event directors are found to have breached such duties, however, they are generally entitled to protection under the exculpation clauses or indemnification provisions described below.

Exculpation and Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company or any of its subsidiaries.

Section 98 of the Companies Act further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act, and may advance moneys to its directors, officers or auditors for the costs, charges and expenses incurred by the director, officer or auditor in defending any civil or criminal proceedings against them, on the condition that the director, officer or auditor repays the advance if any allegation of fraud or dishonesty is proved against them.

Subject to Section 14 of the Securities Act and Section 29(a) of the Exchange Act, which render void any purported waiver of the provisions of the Securities Act and the Exchange Act, respectively, our bye-laws provide that our shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director provided that pursuant to Section 98 of the Companies Act such waiver would not be effective to the extent the act or failure to act involves fraud or dishonesty. We have purchased and maintain a directors’ and officers’ liability policy for such purpose. Such waiver would not be effective as a waiver of the right to sue for violations of the Securities Act or the Exchange Act, the waiver of which would be prohibited by Section 14 of the Securities Act and Section 29(a) of the Exchange Act, respectively; and we do not intend this waiver be effective as a waiver of the right to sue for violations of the Securities Act or the Exchange Act.

Under the DGCL, a corporation may include in its certificate of incorporation a provision that eliminates or limits the liability of directors and certain senior officers to the corporation and its stockholders for monetary damages for certain breaches of fiduciary duty. Such liability, however, cannot be eliminated or limited for: (1) breaches of the duty of loyalty; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) solely with respect to directors, payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; (4) solely with respect to senior officers, actions brought by or in the name of the corporation; or (5) transactions from which such person derived an improper personal benefit.

Under the DGCL, a corporation may indemnify directors and officers of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding by reason of such position, or from serving at the request of the corporation as a director, officer or other position with another entity, if (1) such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful, except that, in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (but not for judgments or amounts paid in settlement) and may not be made at all (even for expenses) if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that party.

Access to Books and Records

Under Bermuda law, members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s memorandum of association, including its objects and powers, and certain alterations to the memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented to the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of shareholders for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. A company is also required to file with the Registrar of Companies in Bermuda a list of its directors to be maintained on a register, which register will be available for public inspection subject to such conditions as the Registrar of Companies of Bermuda may impose and on payment of such fee as may be prescribed. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

The DGCL permits any stockholder (including beneficial holders of shares), upon written demand, to inspect and obtain copies of a corporation’s stockholder list and its other books and records for any proper purpose reasonably related to such person’s interest as a stockholder.

Shareholders’ Meetings; Business to be Conducted

Under Bermuda law, shareholders may, at their own expense (unless the company otherwise resolves), require the company to: (1) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholders may properly move at the next annual general meeting; or (2) circulate to all shareholders entitled to receive notice of any general meeting a statement (of not more than one thousand words) in respect of any matter referred to in the proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for such a requisition is either: (1) any number of shareholders representing not less than 5% of the total voting rights of all shareholders entitled to vote at the meeting to which the requisition relates; or (2) not less than 100 shareholders.

Under our bye-laws, a special general meeting may be called by our chairperson or by any two directors or any director and the secretary or the board of directors. Bermuda law also provides that a special general meeting must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings.

The DGCL provides that an annual meeting of stockholders must be held for the election of directors and any other proper business may be transacted at the annual meeting. Shareholders may submit proposals for business to be conducted at the annual meeting, subject to compliance with any advance notice provisions included in the corporation’s bylaws. A special meeting of stockholders may be called by the board of directors or any other person authorized to call a special meeting pursuant to a provision in the certificate of incorporation or bylaws. Unless so authorized to call a special meeting pursuant to a provision in the certificate of incorporation or bylaws, stockholders do not have the power to call special meetings.

Amendment of Memorandum of Association and Bye-laws

Under our bye-laws, no alteration or amendment to our memorandum of association may be made until approved by a resolution of our board of directors and by a resolution of our shareholders. Under Bermuda law and our bye-laws, no bye-law can be rescinded, altered or amended, and no new bye-law can be made, unless it has been approved by a resolution of our board of directors and by a resolution of our shareholders. Subject to certain exceptions, approval by our shareholders of an amendment of our memorandum of association or our bye-laws requires the affirmative vote of not less than 75% of the votes entitled to be cast at the relevant general meeting and the quorum necessary for such meeting is two persons at least holding or representing by proxy more than one-third of our issued shares.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under the DGCL, amendments to a corporation’s certificate of incorporation (which is comparable to the memorandum of association of a Bermuda company) must be adopted by a resolution of the board of directors setting forth the amendment, declaring its advisability and, subject to limited exceptions for amendments not requiring stockholder approval, and the board of directors then must call a special meeting of the stockholders entitled to vote on such amendment or direct that the proposed amendment be considered at the next annual meeting of stockholders, unless the stockholders adopt such amendment by written consent (unless the certificate of incorporation denies stockholders the power to act by consent). The DGCL generally requires that, unless a higher percentage is provided for in the certificate of incorporation, a majority of the outstanding shares of stock entitled to vote on such amendment, voting together as a single class, is required to approve most amendments to the certificate of incorporation. A lower voting standard applies to certain amendments to a corporation’s certificate of incorporation (i.e., an amendment to effect certain reverse stock splits of a class of stock, and amendments to increase or decrease the number of authorized shares of a class of stock). In such circumstances, approval of the amendment requires that the number of votes cast in favor of such amendment exceed the number of votes cast against it, unless otherwise expressly required by the certificate of incorporation.

In addition, unless otherwise provided in the original certificate of incorporation (or an amendment thereto approved by holders of the applicable class of stock or before any shares of such class were issued), a separate class vote of holders of outstanding shares of any class of stock (or any series of a class of stock) also is required (in addition to the vote described above), whether or not such holders are entitled to vote thereon by the certificate of incorporation, if (1) with respect to a separate class vote, the proposed amendment would increase or the number of authorized shares or par value of such class of stock, or (2) with respect to a separate class vote (or series vote) alter the powers, preferences or special rights of such class of stock (or such series of a class of stock) so as to adversely affect them, that was authorized by the affirmative vote of the holders of a majority of such class or classes of stock.

Stockholders have the power to amend, adopt or repeal bylaws of a corporation under the DGCL, if approved by holders of a majority of shares entitled to vote thereon, present in person and voting at a meeting of stockholders at which a quorum is present, unless the certificate of incorporation requires a higher percentage. Stockholders may also act by written consent to amend, adopt or repeal bylaws, unless the certificate of incorporation denies stockholders the power to act by consent. In addition, the directors of a corporation have the power to adopt, amend and repeal the corporation’s bylaws, but only if such right is expressly provided in the certificate of incorporation.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Equiniti Trust Company, LLC. Its address is 48 Wall Street, 23rd Floor, New York, NY 10005, and its telephone number is (718) 921-8183.

Listing

Our ordinary shares are listed on the NYSE under the symbol “VIK.”

TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as may be updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

PLAN OF DISTRIBUTION

We or any selling shareholder named any prospectus supplement may sell or distribute ordinary shares pursuant to this prospectus in one or more offerings, including on any stock exchange, quotation service, market or other trading facility on which the ordinary shares are listed or traded, in the over-the-counter market, through underwriters, through agents, to dealers, or in private transactions, at fixed or variable prices (which may be at, above or below market prices prevailing at the time of sale) or otherwise.

In addition, we or any selling shareholder may sell, transfer or otherwise dispose of the ordinary shares offered pursuant to this prospectus, through:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

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through trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any accompanying prospectus supplement hereto that provide for periodic sales of their ordinary shares on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or shareholders;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secure debt and other obligations;

•	delayed delivery arrangement;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	to or through one or more underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

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at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions or otherwise;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

We may issue ordinary shares as a dividend or distribution or in a subscription rights offering to our existing shareholders. In some cases, we or dealers acting for us or on our behalf may also repurchase ordinary shares to be canceled, held as treasury shares or reoffered to the public by one or more of the methods described above. We or any selling shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. In respect of the ordinary shares offered by any selling shareholder pursuant to this prospectus, any selling shareholder has the sole and absolute discretion not to accept any purchase offer or make any sale of such ordinary shares if they deem the purchase terms to be unsatisfactory at any particular time. Any selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The prospectus supplement or, if appropriate, a post-effective amendment relating to any offering, to the extent required, will be prepared and will identify or describe:

•	the specific ordinary shares to be offered and sold;

•	the names of any selling shareholder, if applicable;

•	any underwriter, dealers or agents;

•	any applicable commissions, discounts, concessions and other items constituting their compensation;

•	the net proceeds to us or any selling shareholder;

•	the purchase price of the ordinary shares;

•	the public offering price of the ordinary shares;

•	other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus; and

•	confirm any exchange on which the ordinary shares will be listed, if any.

Certain persons participating in an offering pursuant to this prospectus may engage in transactions (including over-allotment, stabilizing transactions, short-covering transactions and penalty bids) that stabilize, maintain or otherwise affect the price of the ordinary shares. For instance, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the ordinary shares in the open market.

We or any selling shareholder may enter into derivative transactions (including hedging transactions) with third parties, or grant, loan or pledge ordinary shares to third parties in privately negotiated transactions or sell ordinary shares not covered by this prospectus to third parties in privately negotiated transactions. If the accompanying prospectus supplement indicates, in connection with those derivatives, the third parties may sell ordinary shares covered by this prospectus and the accompanying prospectus supplement, including in short sale transactions. If so, the third party may use ordinary shares pledged by us or any selling shareholder or borrowed from us or any selling shareholder to settle those sales or to close out any related open borrowings of ordinary shares, and may use ordinary shares received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of ordinary shares. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the accompanying prospectus supplement (or a post-effective amendment). In addition, we or any selling shareholder may otherwise loan or pledge ordinary shares to a financial institution or other third party that in turn may sell the ordinary shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in ordinary shares or in connection with a concurrent offering of other securities. If we or any selling shareholder default in the performance of secured obligations, the pledgees or secured parties may offer and sell the pledged ordinary shares from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act. Additionally, ordinary shares may be exchanged pursuant to this prospectus for satisfaction of any selling shareholders’ obligations or other liabilities to their creditors. Such transactions may or may not include brokers or dealers.

Any selling shareholder and any broker-dealers or other agents acting on our behalf that participate with us in the distribution of the ordinary shares, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the ordinary shares, may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have informed, or will inform, them that Regulation M, promulgated under the Exchange Act, may apply to sales by any broker dealers or other agents acting on our behalf in the market. We may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of ordinary shares against certain liabilities, including liabilities arising under the Securities Act. Any broker-dealers or other agents who are deemed to by the SEC to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Any person participating in the distribution of our ordinary shares will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our ordinary shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for us. In addition, we may offer ordinary shares to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the ordinary shares in other markets through one or more selling agents, including one another. If so indicated in an accompanying prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase ordinary shares from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In addition, to the extent applicable, we will make copies of this prospectus (as it may be amended or supplemented from time to time) available to any selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. Any selling shareholder may indemnify any broker, dealer or agent that participates in transactions involving the sale of our ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

There can be no assurance that we or any selling shareholder will sell any ordinary shares pursuant to this prospectus.

At the time that any particular offering of ordinary shares is made, if required, a prospectus or prospectus supplement, or if appropriate, a post-effective amendment, will be distributed, setting forth the details of the applicable offering, as set out above. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions and any applicable registration rights agreements, that for a certain period from the date of the prospectus supplement under which the ordinary shares are offered, we and they will not, without the prior written consent of the applicable underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or any securities convertible into or exchangeable for ordinary shares. However, subject to the terms of the applicable lock-up agreements, such underwriter, in its sole discretion, may be able to release any of the securities subject to these lock-up agreements at any time without notice.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

If we offer ordinary shares in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the ordinary shares they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We will bear costs relating to all of the ordinary shares offered and sold by us under this registration statement. If ordinary shares offered by any selling shareholder pursuant to this prospectus are sold in an underwritten offering, any such selling shareholder will pay any underwriting discounts and commissions, as well as all other expenses, except as may be set forth in any prospectus supplement, incurred in connection with the sale of their ordinary shares.

Agreements that we have entered into or may enter into with underwriters, dealers, agents or remarketing firms may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers, agents or remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In the event that we do not list the ordinary shares of any series on a U.S. national securities exchange, various broker-dealers may make a market in the ordinary shares, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in the ordinary shares of any series or that the liquidity of the trading market for the ordinary shares will be limited.

EXPENSES OF THIS OFFERING

The following table sets forth the costs and expenses, other than underwriting discounts and commissions and expenses reimbursed by or to us, to be incurred in connection with a distribution of ordinary shares pursuant to this prospectus:

Item	Amount to Be Paid
SEC registration fee	$	*
FINRA filing fee		**
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent and registrar fees		**
Miscellaneous		**

Total		**

*

Deferred pursuant to Rule 456(b) of the Securities Act and to be calculated in connection with the offering of ordinary shares under this registration statement pursuant to Rule 457(r) of the Securities Act.

**	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS

The validity of the issuance of our ordinary shares offered in this prospectus and certain other matters of Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, our special Bermuda counsel.

Certain matters of U.S. federal law will be passed upon for us by Milbank LLP and for the underwriters by Latham  & Watkins LLP.

EXPERTS

The consolidated financial statements of Viking Holdings Ltd included in Viking Holding Ltd’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Ernst & Young AS is located at Stortorvet 7, P.O. Box 1156, Sentrum, Oslo, Norway.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Bermuda exempted company. As a result, the rights of holders of our ordinary shares will be governed by Bermuda law and our memorandum of association and our bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Some of our directors and certain of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws.

It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We maintain an internet site at https://www.ir.viking.com. Our SEC filings are also available free of charge at our website. Our website and the information contained on our website is not incorporated by reference in or otherwise a part of this prospectus.

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act, until we complete the offerings using this prospectus:

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 11, 2025;

•

the description of our ordinary shares contained in Exhibit 2.1 of our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 11, 2025, including any amendment or report filed for the purpose of updating such description;

•	our Form 6-K filed with the SEC on May 20, 2025;

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the ordinary shares offered by this prospectus; and

•

any future reports on Form 6-K (or portions thereof) that we furnish to the SEC on or after the date of this prospectus that are specifically identified in such reports as being incorporated by reference in this prospectus.

Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus at no cost. If you would like a copy of any of these documents, at no cost, please write or call us at:

Viking Holdings Ltd

5700 Canoga Avenue, Suite 200

Woodland Hills, CA 91367

Telephone: (818) 227-1234

Email: investorrelations@viking.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors, Officers and Employees.

Section 98 of the Companies Act 1981 of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company or any subsidiary thereof.

Section 98 of the Companies Act further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act, and may advance moneys to its directors, officers or auditors for the costs, charges and expenses incurred by the director, officer or auditor in defending any civil or criminal proceedings against them, on the condition that the director, officer or auditor repays the advance if any allegation of fraud or dishonesty is proved against them.

Our bye-laws provide that our directors, alternate directors, resident representative, chairperson, chief executive officer, secretary and other officers, and the liquidator or trustees (if any) acting in relation to any of our affairs, and their heirs, executors and administrators, will be indemnified and secured harmless out of our assets from and against any and all judgments, fines, penalties, excise taxes, amounts paid in settlement, and all direct and indirect costs and expenses (including, without limitation, attorneys’ fees and disbursements, experts’ fees, court costs, retainers, appeal bond premiums, arbitration costs, arbitrators’ fees, transcript fees and duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) (“losses”) actually and reasonably incurred by or on behalf of such indemnified party in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such indemnified party is or is threatened to be made a party, arising out of, relating to, or resulting from the fact that the indemnified party is or was our director, officer, employee, agent or fiduciary, or is or was a director, officer, employee, agent or fiduciary serving at our request as a director, officer, employee, manager, member, partner, tax matters partner or partnership representative, trustee, agent or fiduciary, or similar capacity, of any of our subsidiaries or another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of any act or omission by the indemnified party in any such capacity; provided that this indemnity will not extend to any indemnified party for any losses to the extent such losses (a) arise directly out of the fraud or dishonesty of such indemnified party or (b) are incurred in connection with any action, suit or proceeding initiated by such indemnified party, except to the extent that the indemnified party’s initiation of such action, suit or proceeding has been authorized by our board of directors or is brought to enforce such indemnified party’s rights to indemnification or advancement of expenses hereunder.

Subject to Section 14 of the Securities Act of 1933 (the “Securities Act”), and Section 29(a) of the Securities Exchange Act of 1934, which renders void any waiver of the provisions of the Securities Act, our bye-laws provide that our shareholders waive all claims or rights of action that they might have, individually or in our right, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.

We maintain standard policies of insurance under which coverage is provided to (1) our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law. We have also entered into separate indemnification agreements with each of our directors and officers, which are in addition to the indemnification obligations under our bye-laws. The Underwriting Agreement entered into in connection with this offering will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

The following exhibits are filed as part of this registration statement or incorporated by reference herein:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1, filed September 9, 2024)

3.2	Bye-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1, filed September 9, 2024)

5.1+	Opinion of Conyers Dill & Pearman Limited regarding the validity of the ordinary shares being registered

23.1+	Consent of Ernst & Young AS

23.2+	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

24.1+	Power of attorney (included in signature pages of Registration Statement)

107+	Filing Fee Table

+	Filed herewith.
*	To be filed by amendment.

Item 10. Undertakings.

(a)	The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on May 27, 2025.

VIKING HOLDINGS LTD

By:	/s/ Leah Talactac
Name: Leah Talactac
Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Torstein Hagen and Leah Talactac and each of them, individually, as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant, or the Shares, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3, or the Registration Statement, to be filed with the SEC with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462 under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities set forth below on May 27, 2025.

Name	Title

/s/ Torstein Hagen Torstein Hagen	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Leah Talactac Leah Talactac	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Richard Fear Richard Fear	Director

/s/ Morten Garman Morten Garman	Director

/s/ Paul Hackwell Paul Hackwell	Director

/s/ Karine Hagen Karine Hagen	Director

/s/ Tore Myrholt Tore Myrholt	Director

/s/ Pat Naccarato Pat Naccarato	Director

/s/ Jack Weingart Jack Weingart	Director

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on May 27, 2025.

VIKING HOLDINGS LTD

By:	/s/ Leah Talactac
Name: Leah Talactac
Title: President and Chief Financial Officer